Exhibit 32.4
SECTION 1350 CERTIFICATION
OF CHIEF FINANCIAL OFFICER
Constellation Brands, Inc.
Form 10-K for Fiscal Year Ended February 28, 2009, as Amended
In connection with the Constellation Brands, Inc. Annual Report on Form 10-K for the Fiscal Year Ended February 28, 2009 as amended by Annual Report on form 10-K/A as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), I, Robert Ryder, certify pursuant to 18 U.S.C. Section 1350 that, to the best of my knowledge:
1. The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
2. The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Constellation Brands, Inc.

Dated: May 29, 2009	/s/ Robert Ryder
Robert Ryder,
Executive Vice President and Chief Financial Officer